EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report on Form 10-K of Macrosolve, Inc. for the year ended December 31, 2010 of our report dated March 11, 2011, relating to our audit of the financial statements.  Our report dated March 11, 2011, relating to the financial statements includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

/s/ Hood Sutton Robinson & Freeman CPAs, P.C.
Certified Public Accountants
March 11, 2011